Exhibit 10.49

Master Lease
Dated as of December 30, 2004
between
SELCO Service Corporation,
As Lessor,
and
Tandem Health Care of Ohio, Inc.,
as Lessee
     To the extent, if any, that this Master Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Master Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by Key Corporate Capital Inc. as the Administrative Agent, on or following the signature page hereof. This counterpart is not the original counterpart.

-i-

-ii-

-iii-

Master Lease
     This Master Lease (this “Master Lease”), dated as of December 30, 2004, between Tandem Health Care of Ohio, Inc., an Ohio corporation, as Lessee and whose principal offices are located at 800 Concourse Parkway South, Suite 200, Maitland, Florida 32751 (the “Lessee”) and SELCO Service Corporation, an Ohio corporation, as Lessor and whose principal offices are located at c/o Key Equipment Finance, 1000 South McCaslin Boulevard, Superior, Colorado 80027 (the “Lessor”).
Witnesseth:
     Whereas, pursuant to a Participation Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Participation Agreement”), among the Lessee, the Guarantor, the Lessor, the Purchasers and Key Corporate Capital Inc., as Administrative Agent (in such capacity, the “Administrative Agent”), the Lessor and the Purchasers have agreed to finance the acquisition of the Properties;
     Whereas, on the Acquisition Date, the Lessor will acquire from THC Ohio 2001—Trust certain parcels of Land or Property;
     Whereas, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, the Properties as more specifically described and specified in each Lease Supplement; and
     Whereas, the Properties will be subject to the terms of this Master Lease and the Lease Supplements;
     Now, Therefore, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article I
Definitions
     Section 1.1. Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Master Lease have the respective meanings specified in Appendix A to the Participation Agreement; and the rules of interpretation set forth in Appendix A to the Participation Agreement shall apply to this Master Lease.

Tandem Health Care of Ohio, Inc.	Master Lease
Article II
Master Lease
     Section 2.1. Acceptance and Lease of Properties. Subject to the conditions set forth in the Participation Agreement, including without limitation the satisfaction or waiver of the conditions set forth in Article VI thereof, the Lessor hereby áagrees to accept, pursuant to the terms of the Participation Agreement, delivery on the Acquisition Date of the Properties on the Acquisition Date, and simultaneously to demise and lease to the Lessee hereunder and under the Lease Supplements for the Lease Term, the Lessor’s interest in the Properties, together with any Modifications which thereafter may be constructed on the Properties pursuant to this Master Lease, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Lease Term the interest of the Lessor in the Properties identified in the respective Lease Supplements, together with any Modifications which thereafter may be constructed on the Properties pursuant to this Master Lease.
     Section 2.2. Acceptance Procedure. The Lessee hereby agrees that the execution and delivery by it of a Lease Supplement on or as of the Acquisition Date shall, without further act, constitute the irrevocable acceptance by the Lessee of the Property set forth in such Lease Supplement for all purposes of this Master Lease and the other Operative Documents on the terms set forth therein and herein, and that each such Property, together with any Modifications constructed on such Property pursuant to this Master Lease, shall be deemed to be included in the leasehold estate of this Master Lease and shall be subject to the terms and conditions of this Master Lease as of the Acquisition Date.
     Section 2.3. Lease Term. The term of this Master Lease (the “Lease Term”) for each Property shall commence on (and include) the Acquisition Date and end on (but exclude) the Expiration Date.
     Section 2.4. Title. Except as set forth herein or in the Participation Agreement with respect to corporate authorization and the absence of Lessor Liens, each Property is leased to the Lessee without any representation or warranty, express or implied, whatsoever (including, without limitation, with respect to the title, condition, permitted uses, design, operation, fitness or suitability for any particular use or compliance with any Requirement of Law of each Property) by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, all Liens other than Lessor Liens) and all applicable Requirements of Law. The Lessee shall not in any event have any recourse against the Lessor for any defect in or exception to title to any Property or leasehold interest therein other than for any defect or exception resulting from Lessor Liens attributable to the Lessor.

Tandem Health Care of Ohio, Inc.	Master Lease
Article iii

Payment of Rent
     Section 3.1. Rent. (a) During the Lease Term, the Lessee shall pay Basic Rent (including, without limitation, Fixed Rent due on the dates and in the amounts set forth on Schedule VI attached to the Participation Agreement) to the Lessor on each Scheduled Payment Date, on the date required under Section 20.2(h) in connection with the Lessee’s exercise of the Remarketing Option and, with respect to any Property, on any date on which this Master Lease shall terminate with respect to such Property.
     (b) Neither the Lessee’s inability or failure to take possession of all or any portion of any Property when delivered by the Lessor, nor the inability or failure of the Lessor to deliver all or any portion of any Property to the Lessee on or before the Acquisition Date, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect the Lessee’s obligation to pay Rent for such Property from and after the Acquisition Date in accordance with the terms of this Master Lease.
     Section 3.2. Payment of Rent. Rent shall be paid absolutely net to each Person entitled thereto, so that this Master Lease shall yield to such Person the full amount thereof, without setoff, deduction or reduction.
     Section 3.3. Supplemental Rent. The Lessee shall pay to the Lessor or any other Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent and such failure shall continue beyond the cure period provided in Section 16.1(b), the Lessor and such other Persons shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, (i) all rent, taxes, insurance and any other amounts payable by Lessor as tenant under any ground lease which is subjected to this Master Lease and (ii) on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period from the due date until the same shall be paid. The expiration or other termination of the Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Master Lease or in the Participation Agreement, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added against any Participant by a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.
     Section 3.4. Method of Payment. Each payment of Rent payable by the Lessee to the Lessor under this Master Lease or any other Operative Document shall be made by the Lessee to

Tandem Health Care of Ohio, Inc.	Master Lease

the Administrative Agent as assignee of the Lessor under the Assignment of Lease and Rent (or, if all Certificates and all other amounts owing to the Purchasers under the Receivables Purchase Agreement and the other Operative Documents have been paid in full and all Commitments of the Purchasers have been permanently terminated, to the Lessor) prior to 12:00 (Noon), Cleveland, Ohio time to the Account in immediately available funds consisting of lawful currency of the United States of America on the date when such payment shall be due. Payments received after 12:00 (Noon), Cleveland, Ohio time on the date due shall for the purpose of Section 16.1 hereof be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 3.3, such payments shall be deemed received on the next succeeding Business Day and shall accrue interest at the Overdue Rate as provided in such Section 3.3.
Article IV
Quiet Enjoyment; Right to Inspect
     Section 4.1. Quiet Enjoyment. Subject to the terms of each of the Operative Documents, the Lessee shall peaceably and quietly have, hold and enjoy each Property for the Lease Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor with respect to any matters arising from and after the Acquisition Date. Such right of quiet enjoyment is independent of, and shall not affect the rights of the Lessor or any assignee thereof otherwise to initiate legal action to enforce, the obligations of the Lessee under this Master Lease.
     Section 4.2. Right to Inspect. During the Lease Term, the Lessee shall upon reasonable notice and subject at all times to resident confidentiality and privacy requirements (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), and from time to time, permit the Lessor, the Administrative Agent, any Purchaser, and their respective authorized representatives to inspect the Properties subject to this Master Lease during normal business hours.
Article V
Net Lease, Etc.
     Section 5.1. Net Lease. This Master Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Master Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Property or any part thereof, or the failure of any Property to comply with all Requirements of Law, including any inability to occupy or use any Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any

Tandem Health Care of Ohio, Inc.	Master Lease
Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with the construction on or any use of any Property or any part thereof including eviction; (iv) any defect in title to rights to any Property or any Lien on such title or rights or on any Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Administrative Agent, the Lessor or any Purchaser; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Guarantor, the Administrative Agent, the Lessor, any Purchaser or any other Person, or any action taken with respect to this Master Lease by any trustee or receiver of the Lessee, the Guarantor, the Administrative Agent, the Lessor, any Purchaser or any other Person, or by any court in any such proceeding; (vii) any claim that the Lessee or the Guarantor has or might have against any Person, including without limitation the Administrative Agent, the Lessor, any Purchaser, or any vendor, manufacturer, contractor of or for any Property; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Master Lease (other than performance by the Lessor of its obligations set forth in Section 2.1 hereof), of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Master Lease against or by the Lessee or the Guarantor or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the Guarantor, the Lessor or all of them; (xi) any action by any court, administrative agency or other Governmental Authority; or (xii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The Lessee’s agreement in the preceding sentence shall not affect any claim, action or right the Lessee may have against the Lessor or any Purchaser. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents, and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Master Lease.
     Section 5.2. No Termination or Abatement. The Lessee shall remain obligated under this Master Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Master Lease (except as provided herein), notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting any Participant, or any action with respect to this Master Lease which may be taken by any trustee, receiver or liquidator of any Participant or by any court with respect to any Participant. The Lessee hereby waives, to the extent permitted by law, all right (i) to terminate or surrender this Master Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense (other than the defense of final, irrevocable payment) with respect to any Rent. The Lessee shall remain obligated under this Master Lease in accordance with its terms and the Lessee hereby waives, to the extent permitted by law, any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Master Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Master Lease and the Lease Supplements.

Tandem Health Care of Ohio, Inc.	Master Lease
Article VI
Subleases
     Section 6.1. Subletting. The Lessee may not sublease any Property or any portion thereof to any Person without the prior written permission of Administrative Agent; notwithstanding the foregoing, Lessee shall have the right to enter into (a) Permitted Subleases, (b) Residency Agreements provided that all such Residency Agreements are substantially in the form delivered to the Administrative Agent on the Acquisition Date, and (c) such other minor subleases of immaterial portions of a Property for such ancillary purposes that are typically and customarily found in similar properties (such as physical therapy sites, hair salons, sundries vendors and pharmacies) in each case so long as (i) no sublease or other relinquishment of possession of the Properties shall in any way discharge or diminish any of the Lessee’s obligations to the Lessor hereunder and Lessee shall remain directly and primarily liable under this Master Lease and the applicable Lease Supplement as to the portion of any Property so sublet; (ii) each sublease of any Property shall expressly be made subject to and subordinated to this Master Lease and the applicable Lease Supplement and to the rights of the Lessor hereunder; (iii) each sublease shall expressly provide for the surrender of the Properties or portion thereof by the applicable sublessee at the election of the Administrative Agent or the Lessor (as applicable) after the occurrence of a Lease Event of Default; and (iv) each sublease shall expressly provide for termination prior to the Expiration Date unless the Lessee elects to purchase the relevant Property pursuant to Section 18.1.
Article VII
Lessee Acknowledgments
     Section 7.1. Condition of the Property. Lessee Acknowledges and agrees that although the Lessor will own and hold title to each Property and the Improvements relating to each property, the Lessee is solely responsible for each Property, the Improvements and any alterations or Modifications. Lessee further acknowledges and agrees that it is leasing each Property “as is” without representation, warranty or covenant (express or implied) by the Administrative Agent, the Lessor or any Purchaser and in each case subject to (a) the existing state of title (excluding Lessor Liens), (b) the rights of any parties in possession thereof, (c) any state of facts which an accurate survey or physical inspection might show and (d) violations of Requirements of Law which may exist on the date hereof or on the Acquisition Date. Neither the Administrative Agent, nor the Lessor nor any Purchaser has made or shall be deemed to have made any representation, warranty or covenant (express or implied) or shall be deemed to have any liability whatsoever as to the title (other than for Lessor Liens attributable to the Lessor or such Purchaser), value, suitability, use, condition, design, operation, or fitness for use of any Property (or any part thereof), or any other representation, warranty or covenant whatsoever, express or implied, with respect to the properties (or any part thereof) and neither the

Tandem Health Care of Ohio, Inc.	Master Lease
Administrative Agent, nor the Lessor nor any Purchaser shall be liable for any latent, hidden, or patent defect therein (other than for Lessor Liens attributable to the Lessor or such Purchaser) or the failure of any property, or any part thereof, to comply with any Requirement of Law.
     Section 7.2. Risk of Loss. As more fully set forth in Section 14.1 hereof, during the Lease Term the risk of loss of or decrease in the enjoyment and beneficial use of each Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and the Lessor shall not in any event be answerable or accountable therefor.
Article VIII
Possession and Use of Each Property, Etc.
     Section 8.1. Utility Charges. The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on each Property during the Lease Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee.
     Section 8.2. Possession and Use of each Property. (a) Lessee shall use (and cause any sublessee under any Permitted Sublease permitted pursuant to Section 6.1 hereof) to use the Properties, including related amenities, as assisted living facilities, skilled nursing facilities, sub acute facilities or facilities providing dementia care, senior care or adult day care, and for any other uses incidental thereto and for no other purposes. Lessee shall not use (and shall not permit any permitted sublessee to use) any Property or any part thereof for any purpose or in any manner that would materially adversely affect the fair market value, utility, remaining useful life or residual value of such Property. Lessee shall use each Properly in compliance with (i) any Applicable Law, except to the extent permitted by Section 12.1, (ii) any insurance policies required by Article 13, and (iii) all of the Operative Documents. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property in accordance with this Master Lease and the other Operative Documents.
     Section 8.3. Compliance with Requirements of Law and Insurance Requirements. Subject to the terms of Article XII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply in all material respects with all Requirements of Law (including all Environmental Laws) and Insurance Requirements relating to each Property, including the use, construction, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XX, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of each Property, and (b) procure, maintain and comply in all material respects with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use,

Tandem Health Care of Ohio, Inc.	Master Lease
maintenance and operation of each Property and for the use, operation, maintenance, repair and restoration of the Improvements.
     Section 8.4. Assignment by Lessee. Except as expressly permitted pursuant to the terms of the Operative Documents, the Lessee may not assign this Master Lease, the Lease Supplements or any of its rights or obligations hereunder or thereunder in whole or in part to any Person, except that Lessee may sublease the Properties or portion thereof as permitted under Section 6.1.
Article IX

Maintenance and Repair; Return
     Section 9.1. Maintenance and Repair; Return. (a) The Lessee, at its sole cost and expense, shall maintain each Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether ordinary or extraordinary or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements (except where the failure to comply would not have a Material Adverse Effect) and in no event applying standards of maintenance lower than the standards applied by Lessee or Guarantor in the operation and maintenance of other comparable properties owned or leased by Lessee, Guarantor or their Affiliates.
     (b) The Lessor shall not under any circumstances be required to build any improvements on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Master Lease or the Lease Supplements (other than for Advances made in accordance with and pursuant to the terms of the Participation Agreement) or maintain any Property in any way. Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of any Property or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.
     (c) The Lessee shall, upon the expiration or earlier termination of this Master Lease with respect to each Property (other than as a result of the Lessee’s purchase of such Property from the Lessor as provided herein), vacate and surrender such Property to the Lessor in its then current “AS IS” condition, subject to the Lessee’s obligations under Articles VIII, IX, X, XI, XIII, XIV and XX.
Article X
Modifications, Etc.
     Section 10.1. Modifications, Substitutions and Replacement. During the Lease Term, the Lessee, at its sole cost and expense, may at any time and from time to time make alterations,

Tandem Health Care of Ohio, Inc.	Master Lease
renovations, improvements and additions to any Property or any part thereof and substitutions and replacements therefor (collectively, “Modifications”); provided, however, that:
     (a) except for any Modification required to be made pursuant to a Requirement of Law (a “Required Modification”), no Modification shall be made if it would materially and adversely affect the value or useful life of such Property or any part thereof from that which existed immediately prior to such Modification;
     (b) the Modification shall be done in a good and workmanlike manner;
     (c) the Modification shall comply with all Requirements of Law (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of any necessary permits;
     (d) subject to the terms of Article XII relating to permitted contests, Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification;
     (e) such Modifications shall comply with Sections 8.3 and 9.l(a); and
     (f) The Lessee shall be required to obtain the prior written approval (which approval shall not be unreasonably withheld) of the Lessor and the Administrative Agent with respect to any alterations (other than Required Modifications) that shall cost in excess of $750,000 with respect to such Property.
     All Modifications shall remain part of the realty and shall be subject to this Master Lease and the applicable Lease Supplement and title thereto shall immediately vest in the Lessor; provided however, that Modifications that (x) are not Required Modifications, (y) were not financed by the Participants and (z) are readily removable without impairing the value, utility or remaining useful life of the relevant Property, shall be the property of the Lessee and shall not be subject to this Master Lease or such Lease Supplement. So long as no Lease Event of Default has occurred and is continuing, the Lessee may place upon any Property any trade fixtures, machinery, equipment, inventory or other property belonging to the Lessee or third parties and may remove the same at any time during the Lease Term, subject, however, to the terms of Section 9.1 (a); provided, however, that such trade fixtures, machinery, equipment, inventory or other property do not impair the value or useful life of the relevant Property; provided, further, however, that Lessee shall keep and maintain at each Property and shall not remove from any Property any Equipment financed or otherwise paid for (directly or indirectly) by any Participant pursuant to the Participation Agreement.
     Section 10.2. Notice to the Lessor and Administrative Agent. If the Lessee reasonably expects the cost of any Modification to exceed $500,000, the Lessee shall, in addition to obtaining any consent that may be required pursuant to Section 10.l(f), deliver to the Lessor and the Administrative Agent a brief written narrative of the work to be performed in connection with such Modification prior to making such Modification.

Tandem Health Care of Ohio, Inc.	Master Lease
Article XI
Warranty of Title; Easements
     Section 11.1. Warranty of Title. (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly (and in any event within sixty (60) days after notice thereof is received by the Lessee from any Person) discharge at its sole cost and expense, any Lien (other than any Lessor Lien), defect, attachment, levy, title retention agreement or claim upon any Property or any Lien, attachment, levy or claim with respect to any amounts held by the Lessor, the Administrative Agent or any Purchaser pursuant to the Receivables Purchase Agreement or the other Operative Documents, other than (i) Permitted Property Liens, and (ii) Liens on machinery, equipment, general intangibles and other personal property not financed by the proceeds of the Pro Rata Shares or Lessor Amounts and not otherwise prohibited under any other Operative Document.
     (b) Nothing contained in this Master Lease shall be construed as constituting the consent or request of the Lessor, the Administrative Agent or any Purchaser, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. Notice IS HEREBY GIVEN THAT NEITHER THE Lessor NOR THE Administrative agent NOR ANY Purchaser is or shall be liable for any labor, services or materials furnished or to be furnished to the Lessee, or to anyone holding any Property or any part thereof through or under the Lessee, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of the Lessor, the Administrative agent or any Purchaser in and to any Property.
     Section 11.2. Grants and Releases of Easements; Lessor Waivers. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Articles VII, IX and X and Section 8.3, the Lessor hereby consents in each instance to the following actions by the Lessee, in the name and stead of the Lessor, but at the Lessee’s sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any Property or burdening any Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of any Property; (c) [intentionally omitted]; (d) the execution of amendments to any covenants and restrictions affecting any Property; and (e) the execution or release of any similar agreement; provided, however, that in each case (i) such grant, release, dedication, transfer or amendment does not materially impair the value or remaining useful life of any Property, (ii) such grant, release, dedication, transfer or amendment is, in Lessee’s judgment, reasonably necessary in connection with the use, maintenance, operation, alteration or improvement of any Property, (iii) such grant, release, dedication, transfer or amendment will not cause any Property or any portion thereof to fail to comply with the provisions of this Master Lease or any other Operative Documents and all Requirements of Law (including, without limitation, all applicable zoning, planning, building

Tandem Health Care of Ohio, Inc.	Master Lease
and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements), (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and all filings required prior to such action have been made, (v) the Lessee shall remain obligated under this Master Lease, the Lease Supplements and under any instrument executed by the Lessee consenting to the assignment of the Lessor’s interest in this Master Lease as security for indebtedness, in each such case in accordance with its terms, as though such grant, release, dedication, transfer or amendment had not been effected, and (vi) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer or amendment. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of Lessee, and at the Lessee’s sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Section 11.2, including landlord waivers with respect to any of the foregoing.
Article XII
Permitted Contests
     Section 12.1. Permitted Contests. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law or any Lien, encumbrance, levy, attachment or encroachment relating to any Property shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee, or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, Lessee shall not be required to comply with such Applicable Law or remove or discharge any Lien, encumbrance, levy, attachment or encroachment but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the Lessor and the Administrative Agent, involve (A) any risk of criminal liability being imposed on Lessor or any Purchaser or (B) any risk of (1) foreclosure, forfeiture or loss of any Property, or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial risk of (1) the sale of, or the creation of, any Lien (other than a Permitted Property Lien) on any part of any Property, (2) civil liability being imposed on Lessor, any Purchaser, or any Property unless the Lessee shall have otherwise bonded or secured such amounts in a manner satisfactory to the Lessor or the applicable Purchaser(s), as the case may be, or (3) enjoinment of, or interference with, the use, possession or disposition of any Property in any material respect.
     The Lessor will not be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Law requires or, in the good faith opinion of the Lessee, it is advisable for the prosecution of such contest, that such proceedings be brought by or in the name of such party; and in that event such party will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) the Lessee has not elected the Remarketing Option, and (ii) the Lessee pays all related expenses and indemnities of such party with respect to such proceedings.

Tandem Health Care of Ohio, Inc.	Master Lease
Article XIII
Insurance
     Section 13.1. Lease Term. (a) Public Liability Insurance. During the Lease Term, the Lessee shall procure and carry, at the Lessee’s sole cost and expense, commercial general liability insurance (including, without limitation, professional liability insurance) for claims for injuries or death sustained by persons or damage to property while on the Properties and such other public liability coverages as are ordinarily procured by the Lessee or its Affiliates who own or operate similar properties, but in any case shall provide liability coverage of at least $3,000,000 per occurrence. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by the Lessee or such Affiliates with respect to similar properties that they own. The policy shall be endorsed to name the Lessor, the Administrative Agent and each Purchaser as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor, the Administrative Agent and any Purchaser may have in force.
     (b) Worker’s Compensation Laws. Lessee shall comply with the applicable workers’ compensation laws.
     (c) Hazard and Other Insurance. During the Lease Term, Lessee shall keep, or cause to be kept, each Property insured against loss or damage by fire, windstorm, flood and other risks on terms and in amounts that are no less favorable than insurance covering other similar properties owned or leased by Lessee or any of its Affiliates. All insurance proceeds in respect of any loss or occurrence for which the proceeds related thereto are (i) less than or equal to $500,000, in the absence of the occurrence and continuance of an Event of Default, shall be adjusted by and paid to the Lessee for application toward the reconstruction, repair or refurbishment of the Properties, and (ii) greater than $500,000, the Lessee and the Lessor shall work together to jointly resolve such insurance claim (unless an Event of Default has occurred and is continuing, in which case such proceeds shall be adjusted solely by the Lessor) and shall be held by the Lessor for application in accordance with Article XIV.
     (d) Business Interruption Insurance. Lessee shall procure and carry business interruption insurance equal to not less than twelve (12) months estimated gross lost profits and continuing operating expenses.
     Section 13.2. Intentionally Omitted.
     Section 13.3. Insurance Coverage. (a) Lessee shall furnish the Lessor and the Administrative Agent with certificates showing the insurance required under Section 13.1 to be in effect and naming the Lessor, the Administrative Agent and each Purchaser as additional insureds with respect to liability coverage (excluding worker’s compensation insurance), naming the Lessor, the Administrative Agent and the Purchasers and Lessee as their interests may appear with respect to casualty coverage and naming the Lessor as loss payee with respect to casualty

Tandem Health Care of Ohio, Inc.	Master Lease
coverage and showing the mortgagee endorsement required by Section 13.3(c) with respect to such coverage. All insurance required under Section 13.1 shall be at the cost and expense of Lessee. Such certificates shall include a provision for no less than thirty (30) days’ advance written notice by the insurer to the Lessor and the Administrative Agent in the event of cancellation or reduction in the coverage provided by such insurance.
     (b) The Lessee agrees that the insurance policy or policies required by Section 13.1 (a) shall include (i) an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should the Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor, the Administrative Agent and the Purchasers and their respective rights under and interests in such policies shall not be invalidated or reduced by any act or omission (including breach of warranty) or negligence of the Lessee or any other Person having any interest in the Property other than the Lessor and the Purchasers to the extent permitted by law and (ii) a so-called “waiver of subrogation clause”. The Lessee hereby waives any and all such rights against the Lessor and the Purchasers to the extent of payments made under such policies.
     (c) All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by Lessee which is rated in Best’s Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of “A-” and a financial size rating of at least “VII” or be otherwise acceptable to the Purchasers and the Lessor. All insurance policies required by Section 13.1(c) shall include a standard form mortgagee endorsement in favor of the Lessor, the Administrative Agent and the Purchasers.
     (d) The Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIII except that the Lessor may, at such party’s expense, carry separate liability insurance so long as (i) the Lessee’s insurance is designated as primary and in no event excess or contributory to any insurance such party may have in force which would apply to a loss covered under the Lessee’s policy and (ii) each such insurance policy will not cause Lessee’s insurance required under this Article XIII to be subject to a coinsurance exception of any kind.
     (e) The Lessee shall pay as they become due all premiums for the insurance required by Section 13.1 and shall renew or replace each policy prior to the expiration date thereof. Throughout the Lease Term, at the time each of the Lessee’s insurance policies is renewed (but in no event less frequently than once each year), the Lessee shall deliver to the Lessor and the Administrative Agent certificates of insurance evidencing that all insurance required by this Article XIII is being maintained by the Lessee and is in effect.

Tandem Health Care of Ohio, Inc.	Master Lease
Article XIV
Casualty and Condemnation; Environmental Matters
     Section 14.1. Risk of Loss, Damage or Destruction. At all times during the Lease Term for each Property, the Lessee bears all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to such Property or any part thereof, however caused or occasioned, such risk to be borne by the Lessee from the Acquisition Date for such Property and continuing until such Property has been returned to the Lessor in accordance with the provisions of this Master Lease or has been purchased by the Lessee or another Person in accordance with the provisions of this Master Lease. The Lessee agrees that no occurrence specified in the preceding sentencing shall impair, in whole or in part, any obligation of the Lessee under this Master Lease, including the obligation to pay Rent.
     Section 14.2. Casualty and Condemnation. (a) Insurance Proceeds and Condemnation Awards. Subject to the provisions of this Article XIV, (x) if all or a portion of any Property is damaged or destroyed in whole or in part by a Casualty during the Lease Term for such Property, any insurance proceeds payable with respect to such Casualty shall (subject to the terms of Section 13.1(c)(ii) hereof) be paid directly to the Lessee, or if received by Administrative Agent or any Participant, shall be paid over to the Lessee (subject to the terms of Section 13.1(c)(ii) hereof) for the reconstruction, refurbishment and repair of the affected Property, and (y) if the use, access, occupancy, easement rights or title to any Property or any part thereof is the subject of a Condemnation during the Lease Term for such Property, then any award or compensation relating thereto shall be paid to the Lessee; provided, however, that, in each case, if (A) any Lease Event of Default shall have occurred and be continuing or (B) such Casualty or Condemnation is an Event of Loss (or if the proceeds of casualty insurance exceeds $500,000 as set forth in Section 13.l(c)(ii) hereof), then such award, compensation or insurance proceeds shall be paid directly to the Administrative Agent (as assignee of the Lessor) or, if received by the Lessee, shall be held in trust for the Participants and shall be paid over by the Lessee to the Administrative Agent to be distributed by the Administrative Agent as follows: in the case of a Lease Event of Default, such amounts shall be distributed in accordance with the Participation Agreement, and in the case of an Event of Loss, such amounts shall be applied in the Lessor’s and the Administrative Agent’s reasonable discretion (which shall include customary methods, practices, requirements and standards as typically exist in construction loans) to the restoration of such Property or toward the payment of the applicable Property Cost of the affected Property on the applicable Partial Termination Date in accordance with Section 15.1.
     (b) Participation in Proceedings. The Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Casualty or Condemnation with respect to any Property and shall pay all expenses thereof. At the Lessee’s reasonable request, and at the Lessee’s sole cost and expense, the Lessor, the Administrative Agent and the Purchasers shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Master Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

Tandem Health Care of Ohio, Inc.	Master Lease
     (c) Notices of Casualty or Condemnation. If the Lessor or the Lessee shall receive notice of a Casualty with respect to any Property for which the reasonable anticipated cost of restoration equals or exceeds ten percent (10%) of the Property Cost of such Property or of an actual, pending or threatened Condemnation of any Property or any material interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other and to the Purchasers and the Administrative Agent promptly after the receipt of such notice.
     (d) Repair. If this Master Lease shall continue in full force and effect following a Casualty or Condemnation affecting any Property which occurs at any time during the Lease Term thereof, then Lessee shall, at its sole cost and expense (utilizing insurance proceeds and condemnation awards as contemplated hereby; provided, however, that, if any award, compensation or insurance payment is not sufficient to restore such Property in accordance with this clause (d), the Lessee shall pay the shortfall), promptly and diligently repair any damage to such Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 8.3, 9.1 and 10.1 and all Applicable Law so as to restore such Property to at least the same or similar condition, operation, function and value as existed immediately prior to such Casualty or Condemnation with such Modifications as the Lessee may elect in accordance with Section 10.1. In such event, title to such Property shall remain with the Lessor subject to the terms of this Master Lease (provided that, absent a Lease Default, the Lessor shall assign its right, title and interest to the Lessee in any Equipment replaced pursuant to this Section 14.2(d) without representation or warranty of any kind other than the absence of Lessor Liens). Upon completion of such restoration, the Lessee shall furnish to the Administrative Agent a Responsible Officer’s Certificate confirming that such restoration has been completed pursuant to this Master Lease.
     (e) Obligations Continue. In no event shall a Casualty or Condemnation affect the Lessee’s obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XX.
     (f) Excess Casualty/Condemnation Proceeds. Any Excess Casualty/Condemnation Proceeds received by the Lessor, the Administrative Agent or the Purchasers in respect of a Casualty or Condemnation shall be turned over to the Lessee.
     Section 14.3. Environmental Matters. Promptly upon the Lessee’s obtaining knowledge of the existence of an Environmental Violation with respect to any Property, the Lessee shall notify the Lessor and the Administrative Agent in writing of such Environmental Violation. If the Lessor elects not to terminate this Master Lease with respect to such Property pursuant to Section 15.1, at the Lessee’s sole cost and expense, the Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 8.3; provided that if Lessee is not a potentially responsible party with respect to such Environmental Violation or is one of several potentially responsible parties with respect to such Environmental Violation, and provided further that a delay in the response, clean up, remedial or other action necessary to remove or clean up or remediate the Environmental Violation will not materially interfere with the continued productive use and operation or remarketing of such Property, Lessee may delay such activities during the pendency of any actions that are brought to determine the parties

Tandem Health Care of Ohio, Inc.	Master Lease
responsible for such Environmental Violation. The Lessee shall, upon completion of remedial action by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor, a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Laws. Each such Environmental Violation shall be remedied prior to the Expiration Date unless the relevant Property has been purchased by the Lessee in accordance with Section 18.1 or 18.2. Nothing in this Article XIV shall reduce or limit the Lessee’s obligations under Section 13.1, 13.2 or 13.3 of the Participation Agreement.
     Section 14.4. Notice of Environmental Matters. Promptly, but in any event within thirty (30) days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor and the Administrative Agent written notice of any notice of any pending or threatened claim, action or proceeding involving any Environmental Laws or any Release on or in connection with any Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee’s proposed response thereto. In addition, the Lessee shall provide to the Lessor and the Administrative Agent, within thirty (30) days of receipt, copies of all written communications with the Governmental Authority relating to any Environmental Violation in connection with any Property. The Lessee shall also promptly provide such detailed reports of any such Material environmental claims as may reasonably be requested by any Participant. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Environmental Laws or any Release on or in connection with any Property, the Lessor shall promptly give notice thereof to the Lessee.
Article XV
Termination of Lease
     Section 15.1. Partial Termination Upon Certain Events. If any of the following occurs with respect to any Property (any such Property, an “Affected Property”): (a) an Event of Loss occurs; or (b) an Environmental Violation occurs or is discovered the cost of remediation of which would exceed $1,000,000; and the Lessor (at the direction of the Required Participants) shall have given written notice (a “Partial Termination Notice”) to the Lessee that, as a consequence of such event, (x) the Lease Supplement relating to such Property is to be terminated and (y) this Master Lease is to be terminated with respect to such Property, then in the case of an Event of Loss, or in the case of an event described in clause (b) above in each case occurring at any time during the Lease Term, the Lessee shall be obligated, within forty-five (45) days of the date of such Partial Termination Notice on a Scheduled Payment Date (but in any event not later than the Expiration Date), to pay to the Administrative Agent an amount equal to the sum of (x) the Property Cost of the Affected Property on such date plus (y) all accrued and unpaid Basic Rent due and owing on such date plus (z) all Supplemental Rent due and owing on such date, and the Lessor shall, as set forth in Section 15.2, transfer to the Lessee on such date of payment all of the interest of the Lessor in the Affected Property.

Tandem Health Care of Ohio, Inc.                                                                                                                   Master Lease
     Section 15.2. Partial Termination Procedures. On the date of the payment by the Lessee of all amounts required to be paid under Section 15.1, in accordance with the procedures set forth in Section 15.1 (such date, the “Partial Termination Date”), this Master Lease shall terminate with respect to such Affected Property and the Lessee and the Lessor shall take the following actions in respect of the applicable Affected Property upon the Administrative Agent’s receipt of all amounts due with respect to such Affected Property and all other amounts then due in accordance with Section 15.1:
     (a) the Lessor shall execute and deliver to the Lessee (or to the Lessee’s designee) at the Lessee’s cost and expense: (i) a grant deed with respect to each such Property, (ii) a bill of sale with respect to the interest of the Lessor in any items of personalty or Equipment on such Property (if any) and (iii) an assignment of the entire interest of the Lessor in each such Property (which shall include an assignment of all of the right, title and interest of the Lessor in and to any Net Proceeds and insurance proceeds with respect to each such Property not previously received by the Lessor), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the applicable Mortgage and any Lessor Liens attributable to the Lessor;
     (b) each such Property shall be conveyed to the Lessee (or to the Lessee’s designee) “AS IS” and in its then present physical condition; and
     (c) in the case of a termination in connection with an Event of Loss, the Lessor shall convey to the Lessee any Net Proceeds and insurance proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Master Lease with respect to such Property theretofore received by the Lessor or, at the request of the Lessee, such amounts shall be applied against sums due hereunder.
Article XVI
Events of Default
     Section 16.1. Lease Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a “Lease Event of Default”:
     (a) the Lessee shall fail to make payment of any Basic Rent upon the same becoming due and payable (provided, Administrative Agent has delivered the notice as to Basic Rent due pursuant to Section 4.1(a) of the Participation Agreement) and such failure shall continue unremedied for a period of five (5) Business Days after Lessee’s receipt of notice thereof from Administrative Agent or Lessor; or the Lessee shall fail to make payment upon the same becoming due and payable of the Lease Balance, Purchase Option Price, Purchaser Balance, Lessor Balance, Property Balance, Property Cost or

Tandem Health Care of Ohio, Inc.	Master Lease
Maximum Recourse Amount including, without limitation, amounts due pursuant to Sections 15.1, 15.2, 18.1, 18.2, 18.3 or 20.2 hereof; or
     (b) the Lessee shall fail to make payment of any Supplemental Rent (other than as specified in clause (a) above) due and payable within five (5) Business Days after receipt of notice thereof from the party to whom Lessee is obligated to pay such Supplemental Rent; or
     (c) the Lessee shall fail to maintain insurance as required by Article XIII of this Master Lease or Lessee or Guarantor shall fail to observe or perform any covenant set forth in Sections 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13 of the Participation Agreement; or
     (d) Lessee or the Guarantor shall fail to observe or perform any term, covenant or condition applicable to it under any Operative Document to which it is a party (other than those described in Section 16.1 (a), (b) or (c) hereof) and such failure shall not be remedied within thirty (30) days after any Responsible Officer obtaining actual knowledge of such failure or, if such default cannot reasonably be cured within such thirty (30) day period, Lessee or Guarantor shall have failed to commence the cure of such default within such thirty (30) day period and diligently pursue such cure thereafter and in any event shall have failed to cure such default within ninety (90) days after such notice; or
     (e) Lessee shall fail to observe or perform any term, covenant or condition applicable to it under Article XX of this Master Lease; or
     (f) any representation or warranty made or deemed made by Lessee or Guarantor in any Operative Document to which it is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Operative Document shall prove to have been incorrect, false or misleading in any Material respect on or as of the date made or deemed made and such misrepresentation or breach of warranty shall have continued unremedied for thirty (30) days after written notice thereof has been given to the Lessee or the Guarantor by any Participant or, if such misrepresentation or breach cannot reasonably be remedied within such thirty (30) day period, Lessee or the Guarantor shall have failed to commence the cure of such default within such thirty (30) days period and diligently pursue such cure thereafter and in any event shall have failed to cure such default within ninety (90) days after such notice; or
     (g) [Intentionally Omitted]; or
     (h) [Intentionally Omitted]; or
     (i) (i) The Guarantor or the Lessee shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an

Tandem Health Care of Ohio, Inc.	Master Lease
order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Guarantor or the Lessee shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Guarantor or the Lessee, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Guarantor or the Lessee any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Guarantor or the Lessee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) the Guarantor or the Lessee shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
     (j) Any Operative Document or any Lien granted under any Operative Document shall, in whole or in material part, terminate, cease to be effective against, or (other than as expressly provided therein) cease to be the legal, valid, binding and enforceable obligation of the Guarantor or the Lessee party thereto; or
     (k) The Guarantor or the Lessee shall directly or indirectly contest the effectiveness, validity, binding nature or enforceability of any Operative Document or any Lien granted under any Operative Document; or the Guarantor shall repudiate, or purport to discontinue or terminate, the Guaranty; or the Guaranty shall cease to be a legal, valid and binding obligation of the Guarantor or cease to be in full force and effect; or
     (1) [Intentionally Omitted];
     (m) a final judgment of a court of competent jurisdiction in an amount in excess (after giving effect to insurance proceeds paid with respect thereto) of $500,000 is rendered against Lessee, or in excess (after giving effect to insurance proceeds paid with respect thereto) of $1,000,000 is rendered against the Guarantor and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged.
     Section 16.2. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter, the Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following (and in such order) as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event

Tandem Health Care of Ohio, Inc.	Master Lease
of Default (including, without limitation, the obligation of the Lessee to purchase all of the Properties as set forth in Section 18.3):
     (a) The Lessor may (i) declare the entire outstanding Lease Balance to be due and payable together with accrued unpaid Rent and any other amounts payable under the Operative Documents and/or (ii) make demand upon the Lessee and/or the Guarantor for payment of all amounts due and owing under the Operative Documents;
     (b) The Lessor may, by notice to the Lessee, rescind or terminate this Master Lease as to all or any portion of the Properties as of the date specified in such notice; provided, however, (i) no reletting, reentry or taking of possession of any Property (or any portion thereof) by the Lessor (or its agents) will be construed as an election on the Lessor’s part to terminate this Master Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Master Lease for a continuing Lease Event of Default, and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Properties shall be valid unless the same be made in writing and executed by the Lessor;
     (c) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return all of the Properties promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and IX and Section 8.3 hereof as if the Properties were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith, and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Properties, and to the extent and in the manner permitted by Applicable Law, enter upon the Properties and take immediate possession of (to the exclusion of the Lessee) the Properties or any part thereof and expel or remove the Lessee and any other Person who may be occupying any Property, by summary proceedings or otherwise, all without liability to the Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the other damages of the Lessor, the Lessee shall be responsible for all costs and expenses incurred by the Lessor, the Administrative Agent and/or the Purchasers in connection with any reletting, including, without limitation, reasonable brokers’ fees and all costs of any alterations or repairs made by any such party;
     (d) As more fully set forth in the Mortgages (and consistent with the intent of the parties as detailed in Article XXV hereof), the Administrative Agent (as assignee of the Lessor) may exercise all remedies available to a mortgagee under law or equity, as the Administrative Agent (as assignee of the Lessor) may determine;
     (e) The Lessor may, at its option, elect not to terminate this Master Lease with respect to the Properties and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due to the Lessor (together with all costs of collection) and enforce the Lessee’s obligations under this Master Lease as and when the same become due, or are to

Tandem Health Care of Ohio, Inc.	Master Lease
be performed, and at the option of the Lessor, upon any abandonment of any Property by the Lessee or re-entry of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Master Lease and may make the necessary repairs in order to relet the Properties, and relet the Properties or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term of this Master Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting, all rentals actually received by the Lessor from such reletting shall be applied to the Lessee’s obligations hereunder and the other Operative Documents in the manner provided in Section 7.6(a) of the Participation Agreement. If such rentals received from such reletting during any period are less than the Rent to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor, to the Administrative Agent on the next Scheduled Payment Date;
     (f) Unless all of the Properties have been sold in their entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under clause (c), (d) or (e) of this Section 16.2 with respect to all of the Properties or any portions thereof, demand, by written notice to the Lessee specifying a date not earlier than twenty (20) days after the date of such notice, that the Lessee purchase, on the date specified in such notice, all of the Properties (or any remaining portion thereof) in accordance with the provisions of Article XXI and Section 18.2;
     (g) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor’s rights to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term;
     (h) The Lessor may retain and apply against the Lease Balance all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Master Lease; or
     (i) The Lessor, to the extent permitted by Applicable Law, as a matter of right and with notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of any part of the Properties, and the Lessee hereby irrevocably consents to any such appointment. Any such receivers shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of such Property or Properties unless such receivership is sooner terminated.

Tandem Health Care of Ohio, Inc.	Master Lease
     The Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement shall prejudice or in any manner affect the Lessor’s right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as it may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver onto all or any part of the Properties), be deemed a “mortgagee in possession,” and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.
     If, pursuant to the exercise by the Lessor of its remedies pursuant to this Section 16.2, the Lease Balance and all other amounts due and owing from the Lessee under this Master Lease and the other Operative Documents have been paid in full, then the Lessor shall remit to the Lessee any excess amounts received by the Lessor.
     If requested by the Lessor in connection with the exercise of its remedies pursuant to this Section 16.2, the Lessee hereby agrees to enter into (or arrange for Guarantor to enter into) a management agreement and in connection therewith to serve as the manager of the Properties; such agreement to be on market terms established in good faith and reasonably acceptable to the Lessor and otherwise similar to the Management Contracts.
     Section 16.3. Waiver of Certain Rights. (a) To the maximum extent permitted by law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Properties or any interest therein, (b) if this Master Lease shall be terminated pursuant to Section 16.2, the Lessee waives, to the fullest extent permitted by law, (i) any notice of reentry or the institution of legal proceedings to obtain re-entry or possession; (ii) any right of redemption, re-entry or repossession; (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (iv) any other rights which might otherwise limit or modify any of the Lessor’s rights or remedies under this Article XVI.

Tandem Health Care of Ohio, Inc.	Master Lease
Article XVII
Lessor’s Right to Cure
     Section 17.1. The Lessor’s Right to Cure the Lessee’s Lease Defaults. The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by Article XIII, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon any Property (or any part thereof) for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor as Supplemental Rent.
Article XVIII
Purchase Provisions
     Section 18.1. Purchase of the Properties. Subject to the conditions contained herein, and without limitation of the Lessee’s purchase obligation pursuant to Section 18.2 or 18.3, the Lessee shall have the irrevocable option on any Business Day to purchase all (but not less than all) of the Properties subject to this Master Lease (the “Purchase Option”) at a price equal to the Lease Balance on the date of such purchase (the “Purchase Option Price”). The Lessee’s exercise of its option pursuant to this Section 18.1 shall be subject to the following conditions:
     (i) except in connection with a purchase under Article XV, Sections 18.2 or 18.3 hereof, the Lessee shall have delivered a Purchase Notice to the Lessor and the Administrative Agent on the date not later than one hundred twenty (120) days prior to such earlier date for such purchase, specifying the date of such purchase, which exercise shall be irrevocable by the Lessee; and
     (ii) the Lessee shall not have delivered (or, if delivered, shall have rescinded) a written notice of the Lessee’s exercise of the Remarketing Option pursuant to Section 20.l(a).
If the Lessee exercises its option pursuant to this Section 18.1, then, upon the Administrative Agent’s receipt of all amounts due in connection therewith, the Lessor shall transfer to the Lessee or its designees all of the Lessor’s right title and interest in and to the Properties in accordance with the procedures set forth in Section 21.1(a), such transfer to be effective as of the date specified in the Purchase Notice. The Lessee may designate, in a notice given to the Lessor and the Administrative Agent not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms

Tandem Health Care of Ohio, Inc.	Master Lease
and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Guarantor or the Lessee to be released, fully or partially, from any of their obligations under this Master Lease, including, without limitation, the obligation to pay to the Lessor the Lease Balance on the date specified in the Purchase Notice.
     Section 18.2. Expiration Date Purchase Obligation. Unless (a) the Lessee shall have properly exercised its option pursuant to Section 18.1 and purchased the Properties pursuant thereto, or (b) the Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the requirements of Article XX (unless Section 20.3 hereof is operative) or (c) the Lessor elects to extend the remarketing period until the Extended Expiration Date pursuant to Section 20.3(a) hereof, then, subject to the terms, conditions and provisions set forth in this Article, and in accordance with the terms of Section 21.1(a), the Lessee (or its designee) shall purchase from the Lessor, and the Lessor shall convey to the Lessee (or its designee), on the Expiration Date all of the interest of the Lessor in the Properties for an amount equal to the Lease Balance. The Lessee may designate, in a notice given to the Lessor and the Administrative Agent not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Master Lease, including, without limitation, the obligation to pay the Lessor an amount equal to the Lease Balance that was not fully and finally paid by such designee on such Expiration Date.
     Section 18.3. Acceleration of Purchase Obligation The Lessee shall be obligated to purchase for an amount equal to the Lease Balance all of the interest of the Lessor in the Properties (notwithstanding any prior election to exercise its Purchase Option pursuant to Section 18.1) automatically and without notice upon the occurrence of any Lease Event of Default described in clause (i) of Section 16.1. Any purchase under this Section 18.3 shall be in accordance with the procedures set forth in Section 21.1(a).
Article XIX
[Intentionally Omitted]
Article XX
Remarketing Option
     Section 20.1. Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 20.1 and Section 20.2 (collectively, the “Return Conditions”), the Lessee shall have the option (the “Remarketing Option”) to remarket and complete the sale of all (but not less than all) of the Properties then subject to this Master Lease on the Expiration Date for the Lessor. The Lessee’s effective exercise and consummation of the Remarketing Option shall be

Tandem Health Care of Ohio, Inc.	Master Lease
subject to the due and timely fulfillment of each of the following provisions and the provisions of Section 20.2 as to each of the Properties as of the dates set forth below.
          (a) Unless a longer period is called for pursuant to any Requirement of Law, on the date not later than three hundred sixty (360) days prior to the Expiration Date, the Lessee shall give to the Lessor and the Administrative Agent written notice of the Lessee’s exercise of the Remarketing Option.
          (b) Not later than one hundred and twenty (120) days prior to the Expiration Date, the Lessee shall deliver to the Lessor an Environmental Audit for each Property. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessor in the Lessor’s discretion and shall contain conclusions satisfactory to the Lessor as to the environmental status of each Property. If any such Environmental Audit indicates any exceptions calling for a Phase Two environmental assessment, the Lessee shall have also delivered prior to the Expiration Date a Phase Two environmental assessment by such environmental consultant and a written statement by such environmental consultant indicating that all such exceptions have been remedied in compliance with Applicable Law.
          (c) On the date of the Lessee’s notice to the Lessor of the Lessee’s exercise of the Remarketing Option, no Lease Event of Default or Lease Default shall exist, and, thereafter, no Lease Event of Default or Lease Default shall occur.
          (d) [Intentionally Omitted].
          (e) The Lessee shall have substantially completed all Modifications, restoration and rebuilding of the relevant Properties pursuant to Sections 10.1 and 14.1 hereof (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to such Sections, in each case prior to the date on which the Lessor receives the Lessee’s notice of the Lessee’s intention to exercise the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee’s control. Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date. Lessee shall not have been excused pursuant to Section 12.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the Expiration Date. All Liens on any Property then subject to the Lease (other than Permitted Property Liens of the type described in clauses (i), (vii), (viii), (ix) and (x) of the definition thereof) shall have been removed and the Lessor shall have received evidence satisfactory to it that all such Liens have been removed.
     Section 20.2. Procedures During Remarketing. (a) During the Marketing Period, the Lessee shall, as nonexclusive agent for the Lessor, use commercially reasonable efforts to sell the interest of the Lessor in the Properties and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value. The Lessee will be responsible for hiring brokers and making the Properties available for inspection by prospective buyers. Lessee shall promptly upon request permit inspection of the Properties and any maintenance records relating to any Property by any Participant and any potential buyers, and the Lessee shall

Tandem Health Care of Ohio, Inc.	Master Lease
otherwise do all things necessary to sell and deliver possession of the Properties to any buyer. All such marketing of the Properties shall be at the Lessee’s sole expense.
          (b) The Lessee shall use commercially reasonable efforts to procure written bids from one or more bona fide prospective buyers. No such buyer shall be the Lessee, the Guarantor or any Affiliate thereof. The written offer must specify the Expiration Date as the closing date unless the Lessor shall otherwise agree in its sole and absolute discretion. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale.
          (c) The Lessee shall submit all bids to the Lessor promptly upon receipt, and the Lessor will have the right to submit any one or more bids. Any sale by the Lessee shall be for the highest cash bid submitted to the Lessor. The determination of the highest bid shall be made by the Lessor prior to the end of the Marketing Period, but in any event, the Lessor shall have no obligation to approve any bid for any Property unless each highest bid for a Property equals or exceeds a sum equal to the difference between the Maximum Recourse Amount and the Property Balance for such Property plus all Permitted Sales Costs therefor. All bids shall be on an all-cash basis unless the Lessor and the Purchasers shall otherwise agree in their sole and absolute discretion.
          (d) In connection with the sale of each Property, the Lessee will provide to the purchaser all customary “seller’s” indemnities (including, without limitation, an environmental indemnity) to the extent the same are required by the purchaser and representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of each such Property. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of each of the Properties. As to the Lessor, any such sale shall be made on an “as is, with all faults” basis without representation or warranty by the Lessor other than the absence of Lessor Liens attributable to the Lessor. Any agreement as to such sale shall be made subject to the rights of the Lessor hereunder.
          (e) The Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Properties, whether incurred by the Lessor or the Lessee, including, without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the reasonable attorneys’ fees of the Lessor, the Lessee’s attorneys’ fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.
          (f) Lessee shall pay to the Administrative Agent on or prior to the Expiration Date (or to such other Person as the Administrative Agent shall notify the Lessee in writing or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Maximum Recourse Amount for such Property plus all accrued and unpaid Rent (including Supplemental Rent, if any) and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in Section 3.4 hereof.

Tandem Health Care of Ohio, Inc.	Master Lease
          (g) Lessee shall pay to the Administrative Agent on or prior to the Expiration Date the amounts, if any, required to be paid pursuant to Section 13.2 of the Participation Agreement.
          (h) The sale of the Properties shall be consummated on the Expiration Date and the gross proceeds (the “Gross Remarketing Proceeds”) of the sale of the Properties (less any marketing, closing or other costs, prorations or commissions incurred by the Lessor) shall be paid directly to the Administrative Agent. If any such sales of Properties are consummated during the Marketing Period, then, upon the Administrative Agent’s timely receipt of the Gross Remarketing Proceeds thereof and all other amounts due to the Administrative Agent and the Participants under this Master Lease and the other Operative Documents (including all amounts due pursuant to clause (f) above and Article XIII of the Participation Agreement), the Administrative Agent shall apply such Gross Remarketing Proceeds, first, to the payment of Permitted Sales Costs, and second, as set forth in Section 7.4 of the Participation Agreement. If the Gross Remarketing Proceeds from such sale (if any) of the Properties exceeds the sum of (i) the aggregate Property Balance for the Properties being sold as of such date minus the Maximum Recourse Amount, and other amounts paid to Administrative Agent pursuant to clause (f) above for the Properties plus (ii) all Permitted Sales Costs with respect to the Properties, then the excess shall be paid to the Lessee on the Expiration Date.
          (i) Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor or any Purchaser in connection with any proposed sale of any Property.
          (j) During the Marketing Period, the obligation of the Lessee to pay Rent (including the installment of Rent due on the Expiration Date) shall continue undiminished until payment in full of the Lease Balance and all other amounts due to the Purchaser under the Operative Documents to which Lessee is a party.
     Section 20.3. Remedies for Failed Remarketing. If the Lessee effectively elects the Remarketing Option and each of the conditions and requirements in Sections 20.1 and 20.2 shall have been satisfied, but nevertheless the Lessee is unable to obtain bids satisfactory to the Lessor, and the sale of the Properties is not consummated prior to the end of the Marketing Period, the Lessor shall by written notice to the Lessee choose one or both of the following remedies (which election may be changed at any time):
          (a) Continue Remarketing Efforts. At the request of the Lessor, the Lessee shall continue to market the Properties on behalf of the Lessor for up to an additional six (6) months and at the sole cost and expense of Lessee, and during such extended marketing period continue to comply with the requirements of Articles IX, X, XI, XIII, XIV and XX at Lessee’s sole cost and expense. The Lessor shall by written notice to the Lessee indicate the duration of such extended marketing period (the last day of such period, the “Extended Expiration Date”), and the Lessor shall have the option to accelerate or shorten such Extended Expiration Date at any time.

Tandem Health Care of Ohio, Inc.	Master Lease
          (b) Return. Demand that the Properties be returned to the Lessor (or its designee), whereupon the Lessee shall do each of the following at its own cost and expense:
               (i) execute and deliver to the Lessor (or its designee) and the Lessor’s title insurance company an affidavit as to the absence of any Liens (other than Permitted Property Liens of the type described in clause (i), (vii), (viii) or (x) of the definition thereof), and shall execute and deliver to the Lessor a statement of termination of this Master Lease to the extent relating to the Properties;
               (ii) transfer possession of the Properties to the Lessor or any Person designated by the Lessor, by surrendering the same into the possession of the Lessor or such Person, as the case may be, in the condition required by this Master Lease and in compliance with Applicable Law;
               (iii) cooperate fully with the Lessor and/or any Person designated by the Lessor to receive the Properties, which cooperation shall include, without limitation: (A) if requested by the Lessor, the Lessee hereby agrees to cause the Manager or another qualified operator licensed to operate the Properties to enter into an operating or management agreement and in connection therewith to serve as the operator of the relevant Property; such agreement to be on market terms established in good faith and reasonably acceptable to the Lessor, (B) providing copies of all books and records regarding the maintenance and ownership of the Properties and all non-proprietary data and technical information relating thereto, (C) providing a current copy of the applicable plans and specifications for each such Property (if any), (D) to the extent permitted by any Requirement of Law, granting or assigning all assignable licenses necessary for the operation and maintenance of such Property and (E) cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Master Lease; and
               (iv) deliver to Lessor (or its designee) an owner’s policy of title insurance on the then standard ALTA form with the same endorsements as included in the policy delivered on the Acquisition Date pursuant to Section 6.1(q) of the Participation Agreement (together with such additional endorsements as Lessor shall reasonably request) in the amount of the Lease Balance.
     Section 20.4. No Sale of Properties. If the Lessee effectively elects the Remarketing Option and each of the conditions and requirements in Sections 20.1 and 20.2 shall have been satisfied, but nevertheless the Lessee is unable to obtain a bid at least equal to the difference between the Lease Balance minus the Maximum Recourse Amount during the Remarketing Period or any extension thereof pursuant to Section 20.3(a) and the Properties are not sold (due either to the Lessor s rejection of any bids or the failure to obtain any bids), there shall not be deemed to be a Lease Event of Default by virtue of such failure to sell the Properties and the

Tandem Health Care of Ohio, Inc.	Master Lease
Lessee shall only be obligated to make the payments referred to in Sections 20.2(e), (f) and (g) hereof,
Article XXI
Procedures Relating to Purchase or Remarketing Options
     Section 21.1. Provisions Relating to the Exercise of Purchase Option or Obligation and Conveyance upon Remarketing; Conveyance upon Certain Other Events. (a) In connection with any termination of this Master Lease with respect to the Properties pursuant to the terms of Article XV, in connection with the Lessee’s purchase of any Property in accordance with Section 18.1 hereof or in connection with the Lessee’s Expiration Date Purchase Obligation or obligations under Section 16.2(f) or 18.3, then, upon the date on which this Master Lease is to terminate with respect to the relevant Property and upon tender by the Lessee of the amounts set forth in Article XV, Sections 16.2(f), 18.1, 18.2 or 18.3, as applicable:
          (i) the Lessor shall execute and deliver to the Lessee (or to the Lessee’s designee) at the Lessee’s cost and expense: (x) a quit-claim deed (warranting as to Lessor Liens only) with respect to the relevant Property, (y) an assignment of the entire interest of the Lessor in the relevant Property (which shall include an assignment of all of the right, title and interest of the Lessor in and to any Net Proceeds with respect to the relevant Property not previously received by the Lessor and an assignment of leases of the relevant Property), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the applicable Mortgage and any Lessor Liens and (z) a bill of sale (warranting as to Lessor Liens only) with respect to the interest of the Lessor in the Equipment on such Property (if any);
          (ii) each such Property shall be conveyed to the Lessee (or its designee) “AS IS” and in its then present physical condition; and
          (iii) the Lessor shall execute and deliver to Lessee (or its designee) and the Lessee’s title insurance company an affidavit as to the Lessor’s title and Lessor Liens attributable to it and shall execute and deliver to the Lessee a statement of termination of this Master Lease to the extent this Master Lease relates to such Property.
        (b) If the Lessee properly exercises the Remarketing Option pursuant to Article XX and a satisfactory buyer is located, then the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of all of the Properties to the independent purchaser thereof, by surrendering the same into the possession of such purchaser, free and clear of all Liens other than Lessor Liens and the lien of the Mortgages, in good condition (as modified by Modifications permitted by this Master Lease), ordinary wear and tear excepted, and in compliance with Applicable Law. The Lessee shall cooperate with the Lessor and the independent buyer(s) of all of the Property in order to facilitate the purchase by such buyer of all of the Properties, which cooperation shall include the following, all of which the Lessee shall do (or cause to be done) on or before the Expiration Date or as soon thereafter as is reasonably practicable: providing copies of all books

Tandem Health Care of Ohio, Inc.	Master Lease
and records regarding the maintenance and ownership of all of the Properties and all non-proprietary data and technical information relating thereto; providing a current copy of the plans and specifications (if any) for all of the Properties; to the extent permitted by any Requirement of Law, granting or assigning all licenses necessary for the operation and maintenance of all of the Properties; and cooperating in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Master Lease. The Lessor agrees to cooperate and execute such documents as are necessary to facilitate the foregoing.
Article XXII
Estoppel Certificates
     Section 22.1. Estoppel Certificates. At any time and from time to time upon not less than twenty (20) Business Days’ prior request by the Lessor or the Lessee (the “Requesting Party”), the other party (whichever party shall have received such request, the “Certifying Party”) shall furnish to the Requesting Party a certificate signed by an individual having the office of vice president, director or higher in the Certifying Party certifying that this Master Lease is in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder and, if so, the nature of such alleged default; and such other matters under this Master Lease as the Requesting Party may reasonably request.
          Any such certificate furnished pursuant to this Article XXII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).
Article XXIII
Acceptance of Surrender
     Section 23.1. Acceptance of Surrender. No surrender to the Lessor of this Master Lease or of all of the Properties or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of ail obligations under the Receivables Purchase Agreement and termination of the Commitments, the Administrative Agent, and no act by the Lessor or any Purchaser or any representative or agent of the Lessor or any Purchaser, other than a written acceptance, shall constitute an acceptance of any such surrender.

Tandem Health Care of Ohio, Inc.	Master Lease
Article XXIV
No Merger of Title
     Section 24.1. No Merger of Title. There shall be no merger of this Master Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate, (b) the fee estate or ground leasehold estate in any Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.
Article XXV
Intent of the Parties
     Section 25.1. Ownership of the Properties. (a) The parties hereto intend that (i) for financial accounting purposes with respect to the Lessee, the Lessor will be treated as the owner and lessor of the Properties and the Lessee will be treated as the lessee of the Properties leased by it hereunder and (ii) for federal and all state and local income tax purposes, state real estate and commercial law and bankruptcy purposes, (A) the Lease will be treated as a secured financing arrangement between the Lessor and the Lessee, and (B) the Lessee will be treated as the owner of each Property and will be entitled to all tax benefits ordinarily available to an owner of properties like each Property for such tax purposes. Nevertheless, the Lessee acknowledges and agrees that none of the Administrative Agent, the Arranger or any Participant has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate. The parties hereto will not take any position inconsistent with the intentions expressed herein.
          (b) It is the intent of the parties hereto that this Master Lease grants a security interest and mortgage, as the case may be, on each Property to the Lessor for the benefit of the Lessor and the other Participants to secure the performance of the Lessee under and payment of all amounts under the Lease and the other Operative Documents all as more specifically set forth in the Mortgages.
Article XXVI
Miscellaneous
     Section 26.1. Severability; Perpetuities; Etc. If any term or provision of this Master Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provision shall not be affected thereby. If

Tandem Health Care of Ohio, Inc.	Master Lease
any right or option of the Lessee provided in this Master Lease, including any right or option described in Article XIV, XV, XVIII or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Master Lease.
     Section 26.2. Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Master Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the parties hereto.
     Section 26.3. No Waiver. No failure by Lessor, the Administrative Agent, any Purchaser, or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Master Lease, and this Master Lease shall continue in full force and effect with respect to any other then existing or subsequent default.
     Section 26.4. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 15.3 of the Participation Agreement.
     Section 26.5. Successors and Assigns. All the terms and provisions of this Master Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 26.6. Headings and Table of Contents. The headings and table of contents in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 26.7. Counterparts. This Master Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.
     section 26.8. Governing Law. This Master Lease shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio without regard to the principles of Conflicts of Laws.

Tandem Health Care of Ohio, Inc.	Master Lease
     Section 26.9. Original Lease. The single executed original of this Master Lease marked “This Counterpart is the Original Executed Counterpart” on the signature page thereof and containing the receipt thereof of Key Corporate Capital Inc., as Administrative Agent therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Master Lease (the “Original Executed Counterpart”). To the extent that this Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.
     Section 26.10. Time of Essence. With respect to each of the Lessor’s obligations and the Lessee’s obligations hereunder, time is of the essence, and each such party hereby acknowledges and confirms the foregoing.
     Section 26.10. Time of Essence. With respect to each of the Lessor’s obligations and the Lessee’s obligations hereunder, time is of the essence, and each such party hereby acknowledges and confirms the foregoing.
     Section 26.11. Liability Limited. The obligations of the Lessor hereunder are subject to the limitations set forth in Section 15.10 of the Participation Agreement.
[Remainder of Page Intentionally Left Blank]

     In Witness Whereof, the parties have caused this Master Lease to be duly executed and delivered as of the date first above written.

Tandem Health Care Ohio, Inc., as Lessee

By	/s/ Lawrence R. Deering

Lawrence R. Deering
Its Chairman and CEO

SELCO Service Corporation, as Lessor

By	/s/ Donald C. Davis

Donald C. Davis
Its Vice President
(Master Lease)